UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2020

SABRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive		76092
Southlake,	TX
(Address of principal executive offices)		(Zip Code)
(682) 605-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2020, Lawrence W. Kellner notified Sabre Corporation (“Sabre”) that he is stepping down as Chairman of the Board of Directors and as Chairman of the Executive Committee and the Governance and Nominating Committee, effective January 14, 2020. In addition, Mr. Kellner notified Sabre that he is retiring from Sabre’s Board of Directors, as well as from the Executive Committee and the Governance and Nominating Committee, effective immediately prior to Sabre’s 2020 annual meeting of stockholders, which is currently scheduled for April 29, 2020. Mr. Kellner’s decision to retire is not the result of any disagreement with Sabre or its management with respect to any matter relating to Sabre’s operations, policies or practices. A copy of the press release announcing Mr. Kellner’s retirement is included as Exhibit 99.1
In connection with Mr. Kellner’s retirement, the Board of Directors has elected Karl Peterson as Chairman of the Board and as Chairman of the Executive Committee and the Governance and Nominating Committee, effective January 14, 2020. The size of the Board will be reduced to ten directors, effective upon Mr. Kellner’s retirement from the Board.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1    Press Release, dated January 14, 2020.
104    Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: January 14, 2020	By:	/s/ Aimee Williams-Ramey
	Name: Title:	Aimee Williams-Ramey
Senior Vice President and General Counsel